Exhibit 23.3


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-55218 and No. 333-45560 of Brek Energy Corporation on Form S-3 and on Form S-8, respectively, of our report for Gasco Energy, Inc. dated March 15, 2002, appearing in this Annual Report on Form 10-K of Brek Energy Corportation for the year ended December 31, 2001.

Deloitte & Touche, LLP
Denver, CO
April 8, 2002